Memorandum of Agreement

This Memorandum of Agreement is made with an Effective Date of April 25, 1998, between Arizona Public Service Company (hereinafter referred to as APS) and Salt River Project Agricultural Improvement and Power District (hereinafter referred to as SRP). By signing this Memorandum of Agreement, it is the intent of the parties to bind themselves to certain obligations and to recommend certain items to their respective governing boards for approval.

The parties further understand that apart from those provisions of this Memorandum of Agreement which impose bilateral obligations that can be uniquely addressed by contract, the remaining provisions relating to legislation and regulatory policies only affect the positions that each party will assert before these legislative and regulatory bodies. They do not and can not prescribe any particular outcome to be reached by said bodies; indeed, in reaching this Memorandum of Agreement, each party acknowledges the risk that any such legislative and/or regulatory decision may differ significantly from one or more of the positions outlined herein.

                                    RECITALS

These facts form the basis of this Memorandum of Agreement:

1. APS is an Arizona corporation engaged in the electric utility business in the State of Arizona. One hundred percent of the common stock of APS is owned by Pinnacle West Capital Corporation (hereinafter "Pinnacle West").

2. SRP is an agricultural improvement and power district of the State of Arizona and is engaged in the electric utility business in the State of Arizona.

3. APS and SRP have characteristics in common but have also differed on a number of issues outlined below.

4. In 1955 APS and SRP entered into two agreements known as the Territorial Agreement (dated August 31, 1955) and the Power Coordination Agreement (dated September 15, 1955). Among other things, the Territorial Agreement provides for exclusive retail electric service territories as between SRP and APS under the policy of the State of Arizona regarding the provision of electricity. The Power Coordination Agreement provides for certain electric system coordination and power sales.

5. APS and SRP also are participants in several jointly-owned electric generating facilities, some of which are operated by APS and some of which are operated by SRP.

6. Many states in the United States, including Arizona, are enacting rules and legislation which will require electric utilities to open their service territories to competition in the retail sale of electric power supply and other non-distribution services.

7. The parties wish to amend the Territorial Agreement to eliminate it as a barrier to competition in order to permit full and unfettered competition between APS and SRP in the sale of electric power supply and other non-distribution services as authorized or permitted by law, according to such time schedules and terms that are applicable to other electricity suppliers.

8.      Disputes   have  arisen   between  the  parties   regarding  the  future
        enforceability of the power purchase obligations of the Power Coordination Agreement, which the parties wish to resolve by an amendment to the Power Coordination Agreement. The price set by the agreement is currently above market price. APS has argued, inter alia, that it may terminate the power purchase obligations on the start of retail competition arguing that the power purchase obligations are tied to the exclusive right to serve certain territories. SRP has argued, inter alia, that the wording and intent of the agreement is that the power purchase obligation will continue. The parties wish to resolve this dispute by adjusting the terms of the Power Coordination Agreement.

9. The parties have identified certain operational opportunities which would give a net benefit to both parties, and that they wish to address through the framework of this Memorandum of Agreement.

10. Other disputes have arisen between the parties which result from the transition to a competitive electricity market, and which the parties wish to settle by this Memorandum of Agreement.

11. The parties wish to permit vigorous and full competition between them under the terms and conditions of applicable laws.

12. The parties wish to resolve the other issues identified herein so as to permit such competition to take place in a fair and equitable manner and at the earliest practical date.

                                    AGREEMENT

Now, therefore, the parties agree as follows:

1. Amendment of Territorial Agreement

SRP and APS agree to present to their governing boards at the first reasonable opportunity, and to recommend that their governing boards approve, a second amendment to the Territorial Agreement in the form attached hereto as Exhibit One. It is the intent of this amendment to change the terms of the territorial agreement only to the extent necessary to permit full and unfettered competition between APS and SRP, on the same terms as may be applicable to other retail electricity suppliers who sell into the distribution territory of APS or SRP. With this amendment, the parties reaffirm the Territorial Agreement. In the event that the amendment set forth as Exhibit One is not approved by the SRP or APS governing board, then the parties shall renegotiate in good faith the terms of this entire Memorandum of Agreement, with the objective of reaching a substitute agreement acceptable to the governing boards of each party. If the parties are unable to reach an agreement in such event, this Memorandum of Agreement may be terminated by either party by written notice to the other.

2. Amendment of the Power Coordination Agreement

SRP and APS agree to present to their governing boards at the first reasonable opportunity, and to recommend that their governing boards approve, an amendment to Service Schedule A of the Power Coordination Agreement in the form attached hereto as Exhibit Two. With this amendment, the parties reaffirm the Power Coordination Agreement. In the event that the amendment set forth as Exhibit Two is not approved by the SRP or APS governing board, then the parties shall renegotiate in good faith the terms of this entire Memorandum of Agreement, with the objective of reaching a substitute agreement acceptable to the governing boards of each party. If the parties are unable to reach an agreement in such event, this Memorandum of Agreement may be terminated by either party by written notice to the other.

3. Identification of Future Savings

The parties agree to use their best efforts to execute an agreement or agreements by October 15, 1998, providing for the implementation of various measures that will provide APS and SRP each with net cost savings of at least $15 million in net present value (calculated at an 8.7% discount rate) between January 1, 1999 and December 31, 2006. Such measures may include, but shall not be limited to , joint generation operation, fuel procurement activity, spinning reserves, scheduling of the APA load/Hoover generation, the use of additional delivery points for transmission, future joint ventures, trenching cable replacement programs, and other beneficial generation, distribution, and transmission activities. The appropriate senior executives from APS and SRP shall personally participate in the efforts to reach such an agreement, shall meet at least weekly, and shall devote such resources as are necessary for successful completion of the task.

4. Dispute Resolution

With respect to all future substantive disputes which reasonably relate to the subject matter of this Memorandum of Agreement, and which are not covered by any other agreement between APS and SRP, the parties will, where lawful and reasonably feasible, meet and confer and attempt in good faith to resolve any such matters, before taking a public position on the matter.

5. State Political Issues

With respect to state issues relating to competition between public power and investor owned utilities, at this time the parties have reached these specific agreements:

         a. The parties will jointly support an amendment of HB 2663 on the Senate floor or otherwise, as has been previously agreed to by the parties and will support passage of HB 2663 as so amended. The amendment is attached as Exhibit Three. The parties agree to reasonably cooperate with each other in the event of political difficulty in advancing part or all of the amendment. If HB 2663 as so amended is not enacted into law, the parties agree to jointly support passage of such legislation in the future.

         b. SRP will not take a position on additional amendments to HB 2663 which may be proposed by APS, as have been previously disclosed to SRP, relating to Title 40 waivers and electric and irrigation districts.

         c. APS will support the development of an intergovernmental agreement between the Corporation Commission and SRP which will primarily coordinate the activities of the Commission and SRP in opening SRP's service territory and the service territory of APS and other public service corporations to electricity competition.

         d. Upon request APS shall provide SRP with an estimated amount of APS's remaining total stranded cost compiled using assumptions and methods both parties find reasonably acceptable, the amount of APS's then unrecovered regulatory assets pursuant to ACC decision number 59601, and information regarding the implementation of any stranded cost recovery mechanism approved by the ACC. APS further agrees that while such regulatory assets are being recovered as part of its customers' bills, said bills shall disclose that regulatory asset recovery is contained therein.

         e. APS and SRP will support constitutional and legislative amendments that eliminate unnecessary regulation of competitive electric services, but still provide for effective state certification of retail electricity suppliers.

         f. SRP will propose and continue to support before its Board of Directors, and APS will continue to propose and support before the Arizona Corporation Commission, the stranded cost methodology described in Exhibit 4. The parties understand that the ultimate decisions will be made by the SRP governing board and the Arizona Corporation Commission.

         g Neither APS nor Pinnacle West will knowingly participate, financially or otherwise, with any splinter group or organization which is designed for the overriding purpose of taking a position adverse to the generally known or understood interests of SRP at the state or local level. SRP will not knowingly participate, financially or otherwise, with any splinter group or organization which is designed for the overriding purpose of taking a position adverse to the generally known or understood interests of APS at the state or local level. The requirements of this Section 5(g) shall begin on the Effective Date of this Memorandum of Agreement and shall end on December 31, 2006.

         h. APS will not take a position before the Arizona Corporation Commission on efforts by SRP or its affiliate New West Energy to compete in the current markets of public service corporations, nor will APS challenge the right of SRP and New West Energy to compete in the current markets of public service corporations or public power entities. SRP will not challenge the right of APS (or its affiliates) to compete in the current markets of public service corporations or public power entities. However, nothing in this section shall preclude either party from raising issues regarding the terms and conditions of competitive entry which are generally applicable to electricity suppliers, or the other party's compliance with laws generally applicable to electricity suppliers.

         i. Neither APS nor SRP shall take any public position on state issues contrary to the specific terms or the manifest spirit of this Memorandum of Agreement, or attempt to change the fundamental structure or powers of the other, as existing on the Effective Date. The requirements of this Section 5(i) shall begin on the Effective Date of this Memorandum of Agreement and shall end on December 31, 2006.

6. Federal Political Issues

With respect to federal issues relating to competition between public power and investor owned utilities, at this time the parties have reached these specific agreements:

         a. In a timely manner upon execution of this Memorandum of Agreement, APS will prepare a letter to Senator Frank Murkowski satisfactorily indicating that SRP and APS have resolved differences related to capital cost issues, and indicating that APS will not oppose those private use regulations currently pending before IRS.

         b. In a timely manner upon execution of this Memorandum of Agreement, APS and SRP will jointly communicate, and make joint personal visits where appropriate, with trade association(s) and federal policy makers to be reasonably identified by SRP. APS will convey the messages set forth in point (a) above.

         c. Beginning on the Effective Date of this Memorandum of Agreement, APS and SRP will affirmatively support the right of public power and investor-owned utilities to seek tax-exempt pollution control bonds to the same degree in the future, as that issue may arise at the federal level during deliberations on electric industry deregulation.

         d. APS and SRP will work together to facilitate the formation of an interim organization for purposes of auditing system operations and resolving system constraints on the Arizona transmission system. The employees of this organization would report to a subset of the Southwest Regional Transmission Association until Desert Star or some other independent system operator mechanism is satisfactorily defined and in operation. The parties will financially support the formation of said organization and will propose that the costs of organizing and operating the transition organization will be shared by all Arizona market participants.

         e. Neither APS nor Pinnacle West will knowingly participate, financially or otherwise, with any splinter group or organization which is designed for the overriding purpose of taking a position adverse to the generally known or understood interests of SRP at the federal level. SRP will not knowingly participate, financially or otherwise, with any splinter group or organization which is designed for the overriding purpose of taking a position adverse to the generally known or understood interests of APS at the federal level. The requirements of this Section 6(e) shall begin on the Effective Date of this Memorandum of Agreement and shall end on December 31, 2006.

         f. APS will limit its comments to the Federal Energy Regulatory Commission in regard to SRP's safe harbor filing to concerns related to code of conduct issues, and will otherwise indicate that it takes no exception in that proceeding to the economic issues therein.

         g. Neither APS nor SRP shall take any public position on federal issues contrary to the specific terms or the manifest spirit of this Memorandum of

         Agreement, or attempt to change the fundamental structure or powers of the other, as existing on the Effective Date. The requirements of this
         Section 6(g) shall begin on the Effective Date of this Memorandum of Agreement and shall end on December 31, 2006.

7. Transmission and Distribution Prices and Terms

To the extent not  contrary to future state or federal  regulatory  requirements
(1) SRP and APS shall allow access to their respective electric power transmission and distribution facilities under rates and terms and conditions of service that are nondiscriminatory, cost based, just and reasonable, and comparable to those charged by themselves respectively for their own use of the same facilities, (2) in determining rates and terms of transmission and distribution service, SRP shall follow the procedures set forth in Exhibit Three, and (3) SRP shall propose and advocate pricing for transmission services that utilizes pricing procedures and methodologies that conform to the Federal Power Act and the Federal Energy Regulatory Commission's applicable published decisions, policies and regulations, to the extent legally possible. SRP's proposed rates and terms and conditions for distribution and transmission service shall be filed in sufficient time for their adoption by January 1, 1999, or by the start of competition in both the APS and SRP service territories, whichever is later. APS shall not object to the inclusion in transmission or distribution rates of costs necessary to support SRP's water delivery operations in amounts consistent with historic practices. APS shall propose distribution and transmission rates and terms and conditions of service consistent with the above principles. However, both parties recognize that such rates and terms and conditions are subject to regulation by the Arizona Corporation Commission and the Federal Energy Regulatory Commission.

8. Obligation to Meet and Confer

In the event of a claimed breach of the provisions of Sections 3, 5, or 6 of this Memorandum of Agreement, the parties, on demand of either party, shall timely meet and attempt, in good faith to resolve the dispute in a timely manner before instituting litigation.

9. Remedies Upon Breach of This Memorandum of Agreement

         a. Remedies for breach of the obligations set forth in Section 1 of this Memorandum of Agreement: The only obligation under Section 1 of this Memorandum of Agreement is for the management of APS and SRP to present the amendment to their respective governing boards. In the event that the amendment is not approved by both governing boards, the parties shall attempt to renegotiate this entire Memorandum of Agreement, as provided in Section 1.

         b. Remedies for breach of the obligations set forth in Section 2 of this Memorandum of Agreement: The only obligation under Section 2 of this

         Memorandum of Agreement is for the management of APS and SRP to present the amendment to their respective governing boards. In the event that the amendment is not approved by both governing boards, the parties shall attempt to renegotiate this entire Memorandum of Agreement, as provided in Section 2.

         c. Remedies for breach of the obligations set forth in Sections 3, 4 and 8 of this Memorandum of Agreement: Remedies shall be limited to specific enforcement of the obligation or injunctive relief.

         d. Remedies for breach of the obligations set forth in Sections 5 and 6 of this Memorandum of Agreement:

                  i. Breach by APS - In the case of a material breach by APS or any action by Pinnacle West which, if performed by APS would constitute a material breach of the obligations set forth in Sections 5 and 6 of this Memorandum of Agreement, the changes to Schedule A of the Power Coordination Agreement, as set forth in Exhibit Two, shall terminate after APS has been given notice and has failed to cure the material breach after a reasonable opportunity to do so. In the event that APS disputes the breach, then SRP shall continue to comply with the changes to Service Section A of the Power Coordination Agreement as set forth in Exhibit Two. until a final judgment or resolution determining a material breach. Upon final judgment or resolution determining a material breach, SRP will be owed damages from APS in the amount of the difference between the Exhibit Two prices, and the contract without Exhibit Two, from the date of material breach until the final judgment or determination. SRP shall otherwise have no remedy at law or equity for such breach.

                  ii. Breach by SRP - In the case of a material breach by SRP of the obligations set forth in Section 5 and 6 of this Memorandum of Agreement, APS shall have a thirty day option to terminate Schedule A of the Power Coordination Agreement, after SRP has been given notice and has failed to cure the material breach after a reasonable opportunity to do so. In the event that SRP disputes the breach, then APS shall continue to comply with Schedule A until a final judgment or resolution determining a material breach. Upon final judgment or resolution determining a material breach, APS will be owed damages from SRP in the amount of the difference between the market prices, and the contract price, from the date of breach until the final judgment or determination. APS shall otherwise have no remedy at law or equity for such material breach.

         e. SRP or APS may bring a judicial action to enforce Section 7 of this Memorandum of Agreement and shall have such remedies as provided by law and equity.

10. Miscellaneous Provisions

         a. The provisions hereof shall extend to and bind the successors and assigns of the parties hereto, and those subsidiaries of each substantially engaged in the generation, transmission, distribution or sale of electricity.

         b. The failure by SRP or APS at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Memorandum of Agreement shall not waive, affect or diminish any right of SRP or APS hereunder to demand strict compliance and performance therewith. None of the undertakings, agreements or covenants of SRP and APS under this Memorandum of Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

         c. All notices shall be in writing and deemed properly given or made upon receipt if delivered by registered or certified mail, postage prepaid to the following addresses:

                  If to APS to:

                           Arizona Public Service Company
                           400 North Fifth Street
                           Phoenix, Arizona 85004
                           Attn.  Corporate Counsel
                           Telecopy Number  (602) 250-3002
                           Telephone Number  (602) 250-3252

                  If to SRP to:

                           Salt River Project Agricultural Improvement and
                              Power District
                           P.O. Box 52025
                           Phoenix, Arizona 85072
                           Attn:  Corporate Secretary
                           Telecopy Number  (602) 236-2188
                           Telephone Number (602) 236-5005

AGREED TO AS OF THE EFFECTIVE DATE:

APS

ARIZONA PUBLIC SERVICE COMPANY


         By       RICHARD SNELL
           ------------------------------
         Richard Snell
         Chairman of the Board

         Date     4/25/98
             ----------------------------


         By       WILLIAM J. POST
           ------------------------------
         William J. Post
         Chief Executive Officer

         Date     4/25/98
             ----------------------------

SRP

SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT


         By       RICHARD H. SILVERMAN
           ------------------------------
         Richard H. Silverman
         General Manager

         Date     April 25, 1998
             ----------------------------

                                   Exhibit One

                          SECOND SUPPLEMENTAL AGREEMENT
                          -----------------------------

         THIS SECOND SUPPLEMENTAL AGREEMENT, made by and between ARIZONA PUBLIC SERVICE COMPANY ("APS"), and SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT ("SRP");

                                   WITNESSETH:

         WHEREAS, the parties hereto heretofore entered into an Agreement of August 31, 1955, providing, inter alia, certain restrictions in regard to areas, customers and types of electric load to be served by each;

         WHEREAS, the parties executed a Supplemental Agreement, dated December 1, 1972, removing any restrictions regarding sales, donation or delivery of electric power and energy at wholesale;

         WHEREAS,  the parties  desire to further  amend the Agreement of August
31,  1955,  and  the  December  1,  1972  Supplemental   Agreement  (hereinafter
collectively referred to as the "Agreement");

         NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

                                   AGREEMENT:

         1. Notwithstanding any other provision of the Agreement to the contrary, nothing in the Agreement shall prohibit either party from providing any electric supply or other non-distribution service to the extent authorized or permitted by law. For purposes of this Amendment, the term "distribution services" shall have the definition given the term "local distribution" and "local distribution ancillary services" under Federal Energy Regulatory Commission order number 888 [Order No. 888, 61 Fed. Reg.
21,540 (May 10, 1996)].

         2. The provisions of Article X of the Agreement shall not apply to any electric generation, transmission or other non-distribution systems, facilities or assets.

         3. The provisions of this Second Supplemental Agreement will become effective as of January 1, 1999.

         4. Except as expressly provided in this Second Supplemental Agreement, the Agreement will remain unchanged and in full force and effect.

         IN WITNESS  WHEREOF,  the  respective  Parties  have caused this Second
Supplemental   Agreement  to  be  executed  on  their  behalf  this  ____day  of
____________, 1998.


                                    ARIZONA PUBLIC SERVICE COMPANY



                                    By _________________________________
                                                  President


ATTEST:

----------------------------------
Secretary



                                    SALT RIVER PROJECT AGRICULTURAL
                                    IMPROVEMENT AND POWER DISTRICT



                                    By _________________________________
                                                  President


ATTEST AND COUNTERSIGN:


-----------------------------------
Secretary

                                   Exhibit Two

                                Supplement No. 4
                              to Service Schedule A
                       of the Power Coordination Agreement
                              of September 15, 1955

This Supplement Number 4 is agreed upon as a part of Service Schedule A of the Power Coordination Agreement between Salt River Project Agricultural Improvement and Power District and Arizona Public Service Company, dated September 15, 1955, as previously supplemented.

In consideration of the resolution of disputes between the parties as to the effect of the institution of competition in the electric industry on the territory and contingent power purchase obligations under the Power Coordination Agreement pursuant to the Memorandum of Agreement dated April 25, 1998, the parties agree as follows:

1. The Effective Date of this Supplement No. 4 shall be the later of January 1, 1999, or the first day of the next month following the Start of Competition, which is defined as the date upon which both APS and SRP have opened any part of their retail load to competition in the sale of electricity.

2. The parties confirm the power purchase obligations and pricing formulas set forth in Service Schedule A, subject only to the demand charges and the revised methodology of calculating territorial equivalent power capacity set forth in Attachment One to this Supplement No. 4. Beginning on the Effective Date, and ending on December 31, 2006, demand charges shall be calculated as provided in Attachment One to this Supplement No. 4. The parties further agree, beginning on the Effective Date, to calculate territorial equivalent power capacity as provided in Attachment One to this Supplement No. 4.

3. If control of APS or Pinnacle West, or any successor to such control pursuant to this section, changes by merger, purchase, acquisition of voting securities by one or more affiliated persons or entities, or other event or series of coordinated events, the successor or affiliated successors to such control will, within ten days after acquiring such control, deliver to SRP a written agreement, reasonably satisfactory to SRP, to be bound by all of the provisions of the Memorandum of Agreement, failing which the demand prices agreed to in this Supplement No. 4 shall thereafter revert back to the level that would have been in effect absent this Supplement No. 4 to Service Schedule A of the Power Coordination Agreement. For this purpose, "control" means possession of the power, however exercised and without regard to shareholder meeting requirements, staggered terms of director office or similar considerations, to elect a majority of the directors of the corporation in question (APS, Pinnacle West or successor).

4. Beginning on December 31, 2006, APS shall have an option to terminate the territory and contingent power purchase obligations upon five years written notice.

5. SRP may not exercise its existing three year option to terminate the territory and contingent power purchase agreement until after December 31, 2003 (which would result in the earliest possible termination date of December 31, 2006).

6. Except as provided herein, Service Schedule A, as previously supplemented, shall remain in full force and effect.

7. This Supplement No. 4 and Schedule A are subject to termination as provided in the Memorandum of Agreement between APS and SRP dated April 25, 1998.

                                    ARIZONA PUBLIC SERVICE COMPANY



                                    By _________________________________
                                                 President

ATTEST:

----------------------------------
Secretary


                                    SALT RIVER PROJECT AGRICULTURAL
                                    IMPROVEMENT AND POWER DISTRICT



                                    By _________________________________
                                                 President


ATTEST AND COUNTERSIGN:

-----------------------------------
Secretary

 Attachment One
                                       to
                               Supplement Number 4
                               Service Schedule A
                          Power Coordination Agreement

            Future Capacity Requirements and Estimated Demand Charges
            ---------------------------------------------------------

--------------------------------------------------------------------------------
  Calendar      Jan-May          Jan-May          June-Dec         June-Dec
    Year       Demand MWs     Demand $/kW-Mo     Demand MWs     Demand $/kW-Mo
--------------------------------------------------------------------------------
    1999          316              0.79              322             0.87
    2000          322              1.46              329             1.54
    2001          329              2.13              336             2.21
    2002          336              2.81              343             2.87
    2003          343              3.45              350             3.50
    2004          350              4.10              357             4.14
    2005          357              4.48              364             4.52
    2006          364              4.84              372             4.88
--------------------------------------------------------------------------------

1. This chart is an estimate of future demand prices. The estimate is based on an assumed $5.23 base on January 1, 1999, and an assumed 4.1% annual escalation rate thereafter.

2. Actual prices will be adjusted based on the actual escalation rates pursuant to Schedule A, Section 8 of the Power Coordination Agreement.

3. The territorial equivalent power capacity will be 254 MW beginning with the 6/1/98 - 5/31/99 contract year and will escalate at 2.5% thereafter, including during the periods after December 31, 2006.

4. Until the first of the next month following the Start of Competition, demand rates will be calculated according to Schedule A, Section 8 of the Power Coordination Agreement. The APS demand charge for the revised billing period will be paid monthly. The demand payment will be equal to the territorial demand plus the contingent demand, multiplied by a per kW -month demand charge calculated as specified above.

5. The demand charges after December 31, 2006 will be calculated according to Schedule A, Section 8 of the Power Coordination Agreement.

6. Energy charges are not changed by this Supplement No. 4.

                                  Exhibit Three



             APS/SRP AMENDMENT TO HB 2663 ELECTRIC POWER COMPETITION

Page 4

     Line 5 after the period insert "NOTWITHSTANDING SECTION 30-803(A), A PUBLIC
          POWER ENTITY MAY COORDINATE THE OPENING OF ITS SERVICE TERRITORY TO COMPETITION WITH THE SCHEDULE SET BY THE COMMISSION FOR PUBLIC SERVICE CORPORATIONS."

     Between lines 5 and 6 insert "B. WHEN DETERMINING  TERMS AND CONDITIONS FOR
          CUSTOMER SELECTION, COMPLAINT RESOLUTION, CONSUMER PROTECTION, STRANDED COST, DISTRIBUTION SERVICE RATES AND CHARGES, SYSTEM BENEFIT CHARGES, AND OTHER RELATED MATTERS AS DETERMINED IN THE REASONABLE DISCRETION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY, THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL, AT A MINIMUM:

          1.   PROVIDE PUBLIC NOTICE OF PROPOSED TERMS AND CONDITIONS STATING:

               a. THAT THE POWER ENTITY IS ADOPTING TERMS AND CONDITIONS FOR COMPETITION IN THE RETAIL SALE OF ELECTRIC GENERATION SERVICE.

               b. THAT THE INFORMATION IN SUBSECTION 2 OF THIS SECTION IS AVAILABLE FOR INSPECTION.

               c. THAT THE GOVERNING BODY OF THE PUBLIC POWER ENTITY WILL HOLD A SPECIAL MEETING AS REQUIRED BY SUBSECTION 3 OF THIS SECTION AND STATING THE DATE, TIME AND PLACE OF THE MEETING.

          2. PROVIDE THAT FOR A PERIOD BEGINNING WITH THE PUBLIC NOTICE AND UNTIL TEN DAYS AFTER THE CLOSE OF THE MEETING PRESCRIBED IN SUBSECTION 3 OF THIS SECTION, THE PUBLIC POWER ENTITY SHALL MAKE AVAILABLE TO INTERESTED PERSONS, AT ITS MAIN OFFICE, PERTINENT INFORMATION, INCLUDING:

               a.   MANAGEMENT'S   RECOMMENDATION   FOR   PROPOSED   TERMS   AND
                    CONDITIONS.

               b. RELEVANT FINANCIAL AND OTHER INFORMATION AS MAY BE PERTINENT AND UPON WHICH THE MANAGEMENT PROPOSAL IS BASED. THE PUBLIC POWER ENTITY SHALL TIMELY SUPPLEMENT SUCH INFORMATION AS MAY BE REASONABLY REQUESTED BY ANY INTERESTED PERSON AND

                    WILL ANSWER REASONABLE QUESTIONS POSED BY ANY INTERESTED PERSON.

               c.   CURRENT TERMS AND CONDITIONS, IF ANY.

               d.   REPORTS OF CONSULTANTS, IF ANY.

          3. PROVIDE THAT INTERESTED PERSONS MAY FILE WRITTEN COMMENTS WITH THE PUBLIC POWER ENTITY AT ANY TIME DURING THE PERIOD PRESCRIBED IN SUBSECTION 2 OF THIS SECTION. A MEETING OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL BE HELD NO SOONER THAN THIRTY DAYS AND NO LATER THAN NINETY DAYS AFTER THE PUBLIC NOTICE REFERRED TO IN SUBSECTION 1 OF THIS SECTION. AT THE MEETING, THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL:

               a. AFFORD REPRESENTATIVES OF MANAGEMENT OF THE PUBLIC POWER ENTITY AN OPPORTUNITY TO EXPLAIN THE PROPOSED TERMS AND CONDITIONS, THE CRITERIA FOR SUCH TERMS AND CONDITIONS AND ANSWER QUESTIONS.

               b. AFFORD ANY CONSULTANTS RETAINED BY THE PUBLIC POWER ENTITY AN OPPORTUNITY TO COMMENT UPON THE PROPOSED TERMS AND CONDITIONS.

               c. AFFORD INTERESTED PERSONS A REASONABLE OPPORTUNITY TO SUBMIT WRITTEN COMMENTS AND QUESTIONS OR MAKE ORAL PRESENTATION OF VIEWS, QUESTIONS AND COMMENTS.

          4. FOLLOWING REVIEW OF THE INFORMATION AND COMMENTS GATHERED IN THE COURSE OF THE PROCEDURES DESCRIBED IN SUBSECTION 3 OF THIS SECTION THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL MAKE ITS DECISION ON THE PROPOSED TERMS AND CONDITIONS.

     C.   ALL FINAL  DECISIONS OF THE GOVERNING  BODY OF THE PUBLIC POWER ENTITY
          REGARDING TERMS AND CONDITIONS FOR CUSTOMER SELECTION, COMPLAINT RESOLUTION, CONSUMER PROTECTION, STRANDED COST, DISTRIBUTION SERVICE RATES AND CHARGES, SYSTEM BENEFIT CHARGES, AND OTHER RELATED MATTERS AS DETERMINED IN THE REASONABLE DISCRETION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL:

          1. BE IN WRITING
          2. STATE THE FACTUAL AND LEGAL BASIS FOR THE DECISION, AND
          3. STATE THE EFFECTIVE DATE OF THE DECISION, IF ANY.

     Line 12 before the period insert ", TO ELECTRICITY  SUPPLIERS  CERTIFICATED
          BY THE COMMISSION PURSUANT TO SECTION 40-207"

     Line 13 strike "EXISTING", before "SERVICE" insert "EXCLUSIVE DISTRIBUTION"

     Line 17 after "CONTINUE" insert "TO HAVE THE EXCLUSIVE RIGHT"

     After line 19 insert "D. PUBLIC POWER ENTITIES SHALL PERMIT THE AGGREGATION
          OF LOADS OF MULTIPLE CUSTOMERS."

     Strike lines 20 through 22

Page 5

     Line 11 strike "A PEAK DEMAND OF TWENTY KILOWATTS"; after "WITH" insert "AN
          ANNUAL USAGE OF ONE HUNDRED THOUSAND KILOWATT HOURS"

     Line 20 after "PRACTICES" insert "OF PUBLIC POWER ENTITIES"

Page 6

     Line 21 strike "PEAK DEMAND IS TWENTY"

     Line 22 strike "KILOWATTS" and insert "ANNUAL USAGE IS ONE HUNDRED THOUSAND
          KILOWATT HOURS"

     Line 28  strike  "AGGREGATED  PEAK  LOAD IS TWENTY  KILOWATTS"  and  insert
          "ANNUAL USAGE IS ONE HUNDRED THOUSAND KILOWATT HOURS"

     Line 37 after "FAILURE" insert "OF A PUBLIC POWER ENTITY"

Page 7

     Line 40 strike "AN"; after "GIVE" insert "A MATERIAL"

Page 8

     Line 2  after  the  period  insert  "DETERMINATIONS  MADE BY  PUBLIC  POWER
          ENTITIES UNDER THIS SECTION MAY BE CHALLENGED THROUGH THE PROCEDURES PROVIDED IN SECTION 39-121.02."

     Between lines 2 and 3 insert three new sections:

     Section ___. Section 30-810, Arizona Revised Statutes is inserted:

     30-810 Application for rehearing; effect; decision

     A. AFTER ANY FINAL DECISION IS MADE BY THE GOVERNING BODY OF THE PUBLIC POWER ENTITY REGARDING TERMS AND CONDITIONS FOR CUSTOMER SELECTION, COMPLAINT RESOLUTION, CONSUMER PROTECTION STRANDED COSTS, DISTRIBUTION SERVICE RATES AND CHARGES, SYSTEM BENEFIT CHARGES, AND OTHER RELATED MATTERS AS DETERMINED IN THE REASONABLE DISCRETION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY, OR REGARDING COMPLIANCE WITH AN INTERGOVERNMENTAL AGREEMENT MADE UNDER THE PROVISION OF THIS CHAPTER, ANY PARTY TO THE ACTION OR PROCEEDING OR THE ATTORNEY GENERAL ON BEHALF OF THE STATE MAY APPLY FOR A REHEARING OF ANY MATTER DETERMINED IN THE ACTION OR PROCEEDING AND SPECIFIED IN THE APPLICATION FOR REHEARING WITHIN TWENTY DAYS OF ENTRY OF THE DECISION. UNLESS OTHERWISE ORDERED, THE FILING OF SUCH AN APPLICATION DOES NOT STAY THE

          DECISION OF THE  GOVERNING  BODY OF THE PUBLIC  POWER  ENTITY.  IF THE
          GOVERNING BODY OF THE PUBLIC POWER ENTITY DOES NOT GRANT THE APPLICATION WITHIN TWENTY DAYS, IT IS DEEMED DENIED. IF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY GRANTS THE APPLICATION, THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL PROMPTLY HEAR THE MATTER AND DETERMINE IT WITHIN TWENTY DAYS AFTER THE FINAL SUBMISSION.

     B. NO CLAIM ARISING FROM ANY DECISION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY REGARDING TERMS AND CONDITIONS FOR CUSTOMER SELECTION, COMPLAINT RESOLUTION, CONSUMER PROTECTION, STRANDED COSTS, DISTRIBUTION SERVICE RATES AND CHARGES, SYSTEM BENEFIT CHARGES, AND OTHER RELATED MATTERS AS DETERMINED IN THE REASONABLE DISCRETION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY, OR REGARDING COMPLIANCE WITH AN INTERGOVERNMENTAL AGREEMENT MADE UNDER THE PROVISION OF THIS CHAPTER SHALL ACCRUE IN ANY COURT TO ANY PARTY, OR THE STATE, UNLESS THE PARTY, OR THE STATE, MAKES, BEFORE THE EFFECTIVE DATE OF THE DECISION, APPLICATION TO THE GOVERNING BODY OF THE PUBLIC POWER ENTITY FOR REHEARING.

     C. THE APPLICATION SHALL SET FORTH SPECIFICALLY THE GROUNDS ON WHICH IT IS BASED, AND NO PERSON, NOR THE STATE, SHALL IN ANY COURT URGE OR RELY ON ANY GROUND NOT SET FORTH IN THE APPLICATION.

     D. AN APPLICATION FOR REHEARING SHALL NOT EXCUSE ANY PERSON FROM COMPLYING WITH AND OBEYING ANY DECISION, OR ANY REQUIREMENTS OF ANY DECISION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY THERTOFORE MADE, OR OPERATE IN ANY MANNER TO STAY OR POSTPONE THE ENFORCEMENT THEREOF, EXCEPT IN SUCH CASES AND UPON SUCH TERMS AS THE GOVERNING BODY OF THE PUBLIC POWER ENTITY DIRECTS.

     E. IF, AFTER A REHEARING AND A CONSIDERATION OF ALL THE FACTS, INCLUDING THOSE ARISING SINCE THE MAKING OF THE DECISION, THE GOVERNING BODY OF THE PUBLIC POWER ENTITY FINDS THAT THE ORIGINAL DECISION OR ANY PART THEREOF IS IN ANY RESPECT UNJUST OR UNWARRANTED, OR SHOULD BE CHANGED, THE GOVERNING BODY OF THE PUBLIC POWER ENTITY MAY ABROGATE, CHANGE, OR MODIFY THE DECISION, AND SUCH DECISION HAS THE SAME FORCE AND EFFECT AS AN ORIGINAL DECISION, BUT SHALL NOT AFFECT ANY RIGHT OR THE ENFORCEMENT OF ANY RIGHT ARISING FROM OR BY VIRTUE OF THE ORIGINAL DECISION, UNLESS SO DECIDED BY THE GOVERNING BODY OF THE PUBLIC POWER ENTITY.

     Section ___. Section 30-811, Arizona Revised Statutes is inserted:

     30-811 Action to set aside or modify certain decisions of public power entities; filing; limitation; superior court

     A. ANY PARTY IN INTEREST, OR THE ATTORNEY GENERAL ON BEHALF OF THE STATE, BEING DISSATISFIED WITH A FINAL DECISION BY THE GOVERNING BODY OF THE PUBLIC POWER ENTITY REGARDING TERMS AND CONDITIONS FOR CUSTOMER SELECTION, COMPLAINT RESOLUTION, CONSUMER PROTECTION, STRANDED COSTS, DISTRIBUTION SERVICE RATES AND CHARGES, SYSTEM BENEFIT CHARGES, AND OTHER RELATED MATTERS AS DETERMINED IN THE REASONABLE DISCRETION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY, OR REGARDING COMPLIANCE WITH AN INTERGOVERNMENTAL AGREEMENT MADE UNDER THE PROVISIONS OF THIS CHAPTER, MAY WITHIN THIRTY DAYS AFTER A REHEARING IS DENIED OR GRANTED, AND NOT AFTERWARDS, COMMENCE AN ACTION IN THE SUPERIOR COURT IN THE COUNTY IN WHICH THE GOVERNING BODY OF THE PUBLIC POWER ENTITY HAS ITS OFFICE, AGAINST THE GOVERNING BODY OF THE PUBLIC POWER ENTITY AS A DEFENDANT, TO VACATE, SET ASIDE, AFFIRM IN PART, REVERSE IN PART OR REMAND WITH INSTRUCTIONS TO THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SUCH DECISION ON THE GROUND THAT THE VALUATION, RATE, JOINT RATE, TOLL, FARE, CHARGE OR FINDING, RULE, CLASSIFICATION OR SCHEDULE, PRACTICE, DEMAND, REQUIREMENT, ACT OR SERVICE PROVIDED IN THE DECISION IS UNLAWFUL, OR THAT ANY RULE, PRACTICE, ACT OR SERVICE PROVIDED IN THE DECISION IS UNREASONABLE. THE ANSWER OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL BE SERVED AND FILED WITHIN TWENTY DAYS AFTER SERVICE OF THE COMPLAINT, WHEREUPON THE ACTION SHALL BE AT ISSUE AND READY FOR TRIAL UPON TEN DAYS' NOTICE TO EITHER PARTY. THE ACTION
          SHALL BE TRIED AND DETERMINED AS OTHER CIVIL ACTIONS EXCEPT AS PROVIDED IN THIS SECTION.

     B. IF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY RESCINDS THE DECISION COMPLAINED OF, THE ACTION SHALL BE DISMISSED, AND IF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY ALTERS, MODIFIES OR AMENDS THE DECISION, THE ALTERED, MODIFIED OR AMENDED DECISION SHALL REPLACE THE ORIGINAL DECISION COMPLAINED OF, AND JUDGMENT SHALL BE GIVEN THEREON AS THOUGH MADE BY THE GOVERNING BODY OF THE PUBLIC POWER ENTITY IN THE FIRST INSTANCE.

     C. THE TRIAL SHALL CONFORM, AS NEARLY AS POSSIBLE, AND EXCEPT AS OTHERWISE PRESCRIBED BY THIS SECTION, TO OTHER TRIALS IN CIVIL ACTIONS. JUDGMENT SHALL BE GIVEN AFFIRMING,

          MODIFYING OR SETTING ASIDE THE ORIGINAL OR AMENDED DECISION.

     D. EITHER PARTY TO THE ACTION WITHIN THIRTY DAYS AFTER THE JUDGMENT OF THE SUPERIOR COURT IS GIVEN, MAY APPEAL TO THE COURT OF APPEALS.

     E. IN ALL TRIALS, ACTIONS AND PROCEEDINGS THE BURDEN OF PROOF SHALL BE UPON THE PARTY ADVERSE TO THE GOVERNING BODY OF THE PUBLIC POWER ENTITY OR SEEKING TO VACATE OR SET ASIDE ANY DETERMINATION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY TO SHOW THAT IT IS UNLAWFUL, THAT IS NOT SUPPORTED BY SUBSTANTIAL EVIDENCE OR THAT THE GOVERNING BODY OF THE PUBLIC POWER ENTITY ABUSED ITS DISCRETION.

     F. EXCEPT AS PROVIDED BY THIS SECTION NO COURT OF THIS STATE SHALL HAVE JURISDICTION TO ENJOIN, RESTRAIN, SUSPEND, DELAY OR REVIEW ANY DECISION OF THE GOVERNING BODY OF THE PUBLIC POWER ENTITY, OR TO ENJOIN RESTRAIN OR INTERFERE WITH THE GOVERNING BODY OF THE PUBLIC POWER ENTITY IN THE PERFORMANCE OF ITS OFFICIAL DUTIES, AND THE RULES OR DECREES FIXED BY THE GOVERNING BODY OF THE PUBLIC POWER ENTITY SHALL REMAIN IN FORCE PENDING THE DECISION OF THE COURTS, BUT A WRIT OF MANDAMUS SHALL LIE FROM THE SUPREME COURT TO THE GOVERNING BODY OF THE PUBLIC POWER ENTITY IN CASES AUTHORIZED BY LAW.

     Section ___. Section 30-812, Arizona Revised Statutes is inserted:

     30-812 Application of antitrust statutes

     NOTWITHSTANDING  ANY OTHER  PROVISIONS OF LAW, THE  PROVISIONS OF TITLE 44,
          CHAPTER 10, ARTICLE 1 SHALL APPLY TO THE PROVISION OF COMPETITIVE ELECTRIC GENERATION SERVICE BY PUBLIC POWER ENTITIES.

Page 11

     Line 31 strike "CURRENT SERVICE";  before  "TERRITORIES"  insert "EXCLUSIVE
          DISTRIBUTION SERVICE"

     Line 38 after "PROVIDE" insert ", ON AN EXCLUSIVE BASIS,"

Page 12

     Line 12 strike "PEAK DEMAND IS TWENTY  KILOWATTS"  and insert "ANNUAL USAGE
          IS ONE HUNDRED THOUSAND KILOWATT HOURS"

     Line 20 strike "PEAK DEMAND IS TWENTY"

     Line 21 strike "KILOWATTS" and insert "ANNUAL USAGE IS ONE HUNDRED THOUSAND
          KILOWATT HOURS"

     Line 36 strike "MAILINGS FOR"

     Strike lines 37 through 41

     Afterline 24  insert  "6.  PERMIT  THE  AGGREGATION  OF LOADS  OF  MULTIPLE
          CUSTOMERS."

     Strike lines 25 through 28.

     Line 35 strike "AGGREGATED PEAK"

     Line 36 strike "LOAD OF TWENTY KILOWATTS";  and insert "ANNUAL USAGE OF ONE
          HUNDRED THOUSAND KILOWATT HOURS"

Page 15

     Line 39 strike "EXCEPT"

     Line 40 strike "TO THE EXTENT  THAT THE  CONDUCT OR  ACTIVITY IS SUBJECT TO
          COMPETITION,"

     Line 43 after  the  period  insert  "THIS  SECTION  SHALL  NOT APPLY TO THE
          PROVISION OF COMPETITIVE ELECTRIC GENERATION SERVICE."

Page 16

     Between lines 32 and 33 insert five new sections:

     Section ___. Section 41-2531,  Arizona Revised Statutes is amended to read:

     41-2531 Definitions

     In this article, unless the context otherwise requires:

     1. "Bidder prequalification" means determining in accordance with rules adopted pursuant to this chapter that a prospective bidder or offeror satisfies the criteria for being included on the bidder's list.

     2. "CONFIDENTIAL INFORMATION" MEANS TRADE SECRETS OR OTHER PROPRIETARY INFORMATION BELONGING TO A COMPETING BIDDER OR OFFEROR WHICH IS NOT PUBLICLY KNOWN, THE DISCLOSURE OF WHICH IS IN THE SOLE DISCRETION OF THE COMPETING BIDDER OR OFFEROR AND WHICH IS INCLUDED IN A BID OR PROPOSAL FOR THE LIMITED PURPOSE OF RESPONDING TO THE BID OR REQUEST FOR PROPOSAL WITH AN EXPECTATION OF CONTINUED PRIVACY. CONFIDENTIAL INFORMATION MAY NOT BE DISCLOSED WITHOUT THE EXPRESS PERMISSION OF THE COMPETING BIDDER OR OFFEROR TO WHOM IT BELONGS.

     3. "Cost-reimbursement contract" means a contract under which a contractor is reimbursed for costs which are reasonable, allowable and allocable in accordance with the contract terms and the provisions of this chapter, and a fee, if provided for in the contract.

     4. "Demonstration project" means a project in which a vendor supplies a service or material to this state for which the state does not pay but for which this state may be obligated to provide routine support such as utility cost and operating personnel.

     5. "ESSENTIAL GOODS AND SERVICES" MEANS THOSE GOODS AND SERVICES, INCLUDING THE PROVISION OF ELECTRIC SERVICE, WHICH ARE NECESSARY FOR THE OPERATION OF GOVERNMENT

          AND/OR FOR THE PUBLIC HEALTH, SAFETY AND WELFARE, AND FOR WHICH IT IS PRESUMPTIVE THAT THE COMPETITIVE BIDDING PROCESS IS NOT PRACTICAL OR ADVANTAGEOUS TO THE STATE AND FOR WHICH THE COMPETITIVE SEALED PROPOSAL PROCESS SHALL BE USED IN PLACE OF THE COMPETITIVE SEALED BID PROCESS.

     6. "Established catalogue price" means the price included in a catalogue, price list, schedule or other form that:

          (a)  Is  regularly  maintained  by  a  manufacturer,   distributor  or
               contractor.

          (b) Is either published or otherwise available for inspection by customers.

          (c) States prices at which sales are currently or were last made to a significant number of any category of buyers or buyers constituting the general buying public for the materials or services involved.

     7. "Invitation for bids" means all documents, whether attached or incorporated by reference, which are used for soliciting bids in accordance with the procedures prescribed in section 41-2533.

     8. "Multistep sealed bidding" means a two phase process consisting of a technical first phase composed of one or more steps in which bidders submit unpriced technical offers to be evaluated by this state and a second phase in which those bidders whose technical offers are determined to be acceptable during the first phase have their price bids considered.

     9. "Paper" means newspaper, high grade office paper, fine paper, bond paper, offset paper, xerographic paper, duplicator paper and related types of cellulosic material containing not more than ten per cent by weight or volume of noncellulosic material such as laminates, binders, coatings or saturants.

     10. "Paper product" means paper items or commodities, including paper napkins, towels, corrugated paper and related types of cellulosic products containing not more than ten per cent by weight or volume of noncellulosic material such as laminates, binders, coatings or saturates.

     11. "Post-consumer material" means a discard generated by a business or residence that has fulfilled its useful life. Post-consumer material does not include discards from industrial or manufacturing processes.

     12. "Purchase description" means the words used in a solicitation to describe the materials, services or construction for purchase and includes specifications attached to, or made a part of, the solicitation.

     13. "Recycled paper" means paper products which have been manufactured from materials otherwise destined for the waste stream and which contain at least forty per cent recovered wastepaper with ten per cent of that being post-consumer material.

     14. "Request for information" means all documents issued to vendors for the sole purpose of seeking information about the availability in the commercial marketplace of materials or services.

     15. "Request for proposals" means all documents, whether attached or incorporated by reference, which are used for soliciting proposals in accordance with procedures prescribed in section 41-2534.

     16. "Responsible bidder or offeror" means a person who has the capability to perform the contract requirements and the integrity and reliability which will assure good faith performance. IN THE CASE OF ESSENTIAL GOODS AND SERVICES, RESPONSIBLE BIDDER OR OFFEROR SHALL, IN ADDITION, MEAN A PERSON WHOSE OFFER MEETS MINIMAL SPECIFIED STANDARDS FOR QUALITY OF THE GOOD OR SERVICE, WHO DEMONSTRATES PROVEN RELIABILITY FOR DELIVERY, WHO OFFERS APPROPRIATE WARRANTIES, GUARANTIES AND RETURN POLICIES, AS APPLICABLE, WHO POSSESSES RELEVANT INDUSTRY AND PROGRAM EXPERIENCE. IN THE CASE OF ELECTRIC CONTRACTS, RESPONSIBLE BIDDER OR OFFEROR MEANS AN ENTERPRISE WHICH CAN DEMONSTRATE THAT IT POSSESSES OR CONTROLS THE REQUIRED RESOURCES TO PERFORM ITS OBLIGATIONS FOR THE TERM OF THE COMMITMENT.

     17. "Responsive bidder or offeror" means a person who submits a bid which conforms in all material respects to the invitation for bids or request for proposals.

     18. "Unsolicited proposal" means a written proposal that is submitted on the initiative of the offeror for the purposes of obtaining a contract with this state and which is not in response to a formal or informal request from this state.

     19. "Wastepaper" means recyclable paper and paperboard, including high grade office paper, computer paper, fine paper, bond paper, offset paper, xerographic paper, duplicator paper and corrugated paper.

     Section ___. Section 41-2534, Arizona Revised Statutes is amended to read:

     41-2534 Competitive sealed proposals

     A. If, under regulations promulgated pursuant to this chapter, the director determines in writing that the use of competitive sealed bidding is either not practicable or not advantageous to this state, a contract may be entered into by competitive sealed proposals. The director may provide by regulation that it is either not practicable or not advantageous to this state to procure specified types of materials or services by competitive sealed bidding, except that the competitive sealed proposal method may not be used for construction contracts. COMPETITIVE SEALED PROPOSALS SHALL NOT BE REQUIRED FOR THE PURCHASE OF ESSENTIAL GOODS AND SERVICES.

     B.   Proposals shall be solicited through a request for proposals.

     C. Adequate public notice of the request for proposals shall be given in the same manner as provided in section 41-2533.

     D.   Proposals shall be opened publicly at the time and place designated in
          the   request   for   proposals.   The  name  of  each   offeror   and
          NONCONFIDENTIAL relevant information as is specified by regulation shall be publicly read and recorded in accordance with regulations promulgated by the director. All other information contained in the proposals shall be confidential so as to avoid disclosure of contents prejudicial to competing offerors during the process of negotiation AND
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          SO AS TO PREVENT  DISCLOSURE  OF TRADE  SECRETS  OR OTHER  PROPRIETARY
          INFORMATION. The proposals shall be open for public inspection after contract award. Except to the extent the bidder designates and the state concurs, trade secrets or other proprietary data contained in the bid documents shall remain confidential in accordance with regulations promulgated by the director. ANY PERSON WHO IMPROPERLY DISCLOSES CONFIDENTIAL INFORMATION PROVIDED BY COMPETING OFFERORS SHALL BE SUBJECT TO A CIVIL FINE OF UP TO $10,000 FOR EACH IMPROPER DISCLOSURE.

     E. The request for proposals shall state the relative importance of price and other evaluation factors. Specific numerical weighting is not required.

     F. As provided in the request for proposals, and under regulations promulgated by the director, discussions may be conducted with responsible offerors who submit proposals determined to be reasonably susceptible to being selected for award for the purpose of clarification to assure full understanding of, and responsiveness to, the solicitation requirements. Offerors shall be accorded fair treatment with respect to any opportunity for discussion and revision of proposals, and such revisions may be permitted after submissions and before award for the purpose of obtaining best and final offers. In conducting discussions, there shall be no disclosure of any information derived from proposals submitted by competing offerors.

     G. The award shall be made to the responsible offeror whose proposal is determined in writing to be the most advantageous to this state taking into consideration the evaluation factors set forth in the request for proposals, WHICH MAY INCLUDE PRICE OR OTHER VALUE-RELATED TERMS AND CONDITIONS WHICH, IN THE DIRECTOR'S DISCRETION, PROVIDE AN ADVANTAGE TO THE STATE. No other factors or criteria may be used in the evaluation. The amount of any applicable transaction privilege or use tax of a political subdivision of this state is not a factor in determining the most advantageous proposal if a competing offeror located outside this state is not subject to a transaction privilege or use tax of a political subdivision of this state. The contract file shall contain the basis on which the award is made.

     Section ___. Section 41-2537, Arizona Revised Statutes is amended to read:

     41-2537 Emergency procurements

     Notwithstanding any other provision of this chapter,  the director may make or authorize others to make emergency procurements if there exists a threat to public health, welfare, or safety or if a situation exists which makes compliance with section 41-2533 or 41-2534 impracticable, unnecessary or contrary to the public interest as defined in regulations promulgated by the director, except that such emergency procurements shall be made with such competition as is practicable under the circumstances. AN IMMINENT LOSS OR SHORTAGE OF ELECTRIC POWER SHALL CONSTITUTE AN EMERGENCY PERMITTING PURCHASES OUTSIDE OF
          THE REQUEST FOR PROPOSALS PROCESS. PREFERENCE SHALL BE GIVEN TO THE CURRENT ELECTRIC POWER SUPPLIER TO PROVIDE SUCH ELECTRIC POWER AS SHALL BE

          NECESSARY TO SATISFY THE EMERGENCY NEED. A written determination of the basis for the emergency and for the selection of the particular contractor shall be included in the contract file.

     Section ___. Section 41-2541, Arizona Revised Statutes is amended to read:

     41-2541 Prequalification of contractors

     Prospective  contractors  may  be  prequalified  for  particular  types  of materials, services and construction. Prospective contractors of essential goods and services shall be prequalified and must be so in order to participate in requests for proposals for electric service. In the case of electric service, prequalification shall include, at a minimum, a demonstration of the contractor's resources that support its commitment to serve electricity, including plant and transmission/distribution rights and proof that it holds all licenses and authorizations to serve the state or the agency concerned. Prospective contractors have a continuing duty to provide the director with information on any material change affecting the basis of prequalification. Solicitation mailing lists of potential contractors shall include the prequalified contractors. Only those prospective contractors of essential goods and services who are prequalified will be included on the solicitation mailing list for essential goods and services.

     Section ___. Section 41-2546, Arizona Revised Statutes is amended to read:

     41-2546 Multi-term contracts

     A. Unless otherwise provided by law, a contract for materials or services may be entered into for a period of time up to five years, as deemed to be in the best interest of this state, if the term of the contract and conditions of renewal or extension, if any, are included in the solicitation and monies are available for the first fiscal period at the time of contracting. A contract may be entered into for a period of time exceeding five years if, under regulations promulgated pursuant to this chapter, the director determines in writing that such a contract would be advantageous to this state. IN THE CASE OF ESSENTIAL GOODS AND SERVICES, IT IS PRESUMPTIVELY ADVANTAGEOUS TO THE STATE TO ENTER INTO CONTRACTS EXCEEDING FIVE YEARS IN ORDER TO TAKE ADVANTAGE OF ECONOMIES OFFERED UNDER SUCH LONG-TERM CONTRACTS AND TO ENSURE UNINTERRUPTED AVAILABILITY OF ESSENTIAL GOODS AND SERVICES. Payment and performance obligations for succeeding fiscal periods are subject to the availability and appropriation of monies, EXCEPT AS OTHERWISE AGREED IN CONTRACTS FOR ESSENTIAL GOODS AND SERVICES.

     B. Before the use of a multi-term contract, it shall be determined in writing that: 1. Estimated requirements cover the period of the contract and are reasonable and continuing. 2. Such a contract will serve the best interests of this state by encouraging effective competition or otherwise promoting economies in state procurement.

     C. If monies are not appropriated or otherwise made available to support continuation of performance in a subsequent fiscal period, the contract shall be canceled and the contractor may only be reimbursed for the reasonable value of any nonrecurring costs incurred but not amortized in the price of the materials or services delivered under the contract or which are otherwise not recoverable. The cost of cancellation may be paid from any appropriations available for such purposes.

Reference: Senate Commerce and Economic Development Committee Amendment

Page 15

     Strike lines 27 through 28

     Line 15 strike "JUNE 30", replace with "DECEMBER 31"

Page 16

     Strike lines 5 and 6

Page 17

     Line 27 strike "JUNE 30", replace with "DECEMBER 31"

     Strike line 29

     Strike line 33
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
                                  Exhibit Four

Stranded costs would be measured during concurrent applicable periods, in no event ending later than December 31, 2006, for the respective utilities ("Transition Period") by comparing the respective utilities' actual and reasonable generation and generation-related costs including purchased power, cost of capital, and all mitigation costs during this period, and actual market prices for the preceding year using a four-step process.

         STEP 1
         ------
         Market prices will be determined by reference to the California PX market (or some comparable market index). If the California PX price is used it will be adjusted for transmission wheeling, administrative and other applicable charges, and transmission losses in an attempt to determine the hourly market price at Palo Verde. The respective utilities will apply the same market index in determining any applicable stranded cost charges.

         STEP 2
         ------
         Actual hourly system loads will be multiplied by hourly market prices from Step 1 to determine hourly revenues which could have been produced if the utilities were to sell their power supply in the competitive market. Summation of these hourly dollar values will produce annual revenues.

         STEP 3
         ------
         The utilities will determine their actual and reasonable generation and generation-related costs including purchased power, cost of capital and all mitigation costs, from relevant financial and accounting data.

         STEP 4
         ------
         If the amount of the utilities' costs (Step 3) is greater than the utilities' calculated retail market revenues (Step 2), the difference will then be allocated among the respective utilities' rate classes, using traditional cost allocation and rate design principles, and will be charged to all customers on a demand and/or energy basis, depending upon the customer's class. Such recovery will occur over a concurrent period for the respective utilities, in no event to end later than 2006.

For purposes of this calculation, "stranded costs" will include only those prudent, verifiable and unmitigated costs as defined by each party.

SRP will propose and support before its Board of Directors the stranded cost methodology as set forth in this Exhibit.

APS will propose and support before the Arizona Corporation Commission the stranded cost methodology as set forth in this Exhibit, except that APS will not count regulatory assets recovered under existing ACC orders.
                                                                         Page 29